Exhibit 10.5

AGREEMENT

THIS AGREEMENT (“Agreement”) is made and entered into as of this 1st day of March, 2022 (the “Effective Date”), by and between Clyra Medical Technologies, Inc., a California corporation (“Clyra”), BioLargo, Inc., a Delaware corporation (“BioLargo”), Scion Solutions, LLC, an Indiana limited liability company (“Scion”), the undersigned members of Scion (“Scion Members”), and for the limited purposes set forth below, Douglas Morgan, Andrew Filler, and Steven Harrison (collectively, the “Clyra/BioLargo Agents”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.    Transfer of SkinDisc Intellectual Property. BioLargo and Clyra hereby assign to Scion, its successors and assigns, for good and sufficient consideration, the receipt and sufficiency of which is hereby acknowledged, free and clear of any encumbrances, the entire right, title, interest, and goodwill in and to any and all of the following intellectual property (the “IP”) that exist as of the date hereof: (a) patent application number 15/620,531 (a/k/a patent publication number US 2017/0354754 A1) titled “Systems and Methods for Treating a Wound with Wound Packing”, assigned to Clyra Medical Technologies Inc. by inventors Brock Liden and Spencer Brown, said assignment recorded on October 8, 2020 under reel/frame 054013/0462; patent application number 16/798,180 (a/k/a patent publication number US 2020/0390930 A1) titled “Systems and Methods for Treating a Wound with Wound Packing”, assigned to Clyra Medical Technologies, Inc. by inventors Brock Liden and Spencer Brown, said assignment recorded on October 8, 2020 under reel/frame 054013/0462; provisional patent application number 62/348,698, titled “Systems and Methods for Treating a Wound with a Wound Packaging”, assigned to Clyra Medical Technologies, Inc. by inventors Brock Liden and Spencer Brown, said assignment recorded on October 8, 2020 under reel/frame 054013/0462 and any and all Intellectual Property Rights (defined hereinafter) directly associated with the foregoing patent applications and any prior and subsequent iterations thereof (collectively, the “Patents”); (b) any and all Intellectual Property Rights claiming or specifically covering the “SkinDisc” trademark or any SkinDisc related technology, including but not limited to U.S. Trademark Application Number 88/069,988 and any and all common law rights to the SkinDisc word mark and any logos associated therewith (“SkinDisc”); (c) any and all royalties, fees, income, payments, and other proceeds now or hereafter due or payable to Clyra, BioLargo, or the Clyra/BioLargo Agents and associated with the Patents, SkinDisc, and any Intellectual Property Rights associated therewith; and (d) any and all causes of action that may have accrued to Clyra, BioLargo, or the Clyra/BioLargo Agents in connection with the foregoing IP and/or Intellectual Property Rights. Clyra, BioLargo, and the Clyra/BioLargo Agents hereby further agree to execute and deliver the Assignment of the Patents, and the trademarks associated with SkinDisc (both common law trademarks and the U.S. trademark application), as attached hereto as Exhibit A. For the purposes of this Agreement, “Intellectual Property Rights” shall mean any and all rights in and to the United States and any foreign country: (v) patents, patent disclosures and inventions (whether patentable or not), (w) trademarks, service marks, trade dress, trade names, logos, corporate names, and domain names, and other similar designations of source or origin, together with the goodwill symbolized by any of the foregoing, (x) copyrights and copyrightable works (including computer programs), mask works, and rights in data and databases, (y) trade secrets, know-how, programs, systems, and other confidential information, and (z) all other intellectual property rights, in each case whether registered or unregistered and including all registrations and applications for, and renewals and extensions of, such rights, all improvements thereto and all similar or equivalent rights or forms of protection in any part of the world.

2.    Indemnification. Clyra and BioLargo (as “Indemnifying Party”) shall jointly and severally indemnify, hold harmless, and defend Scion and its officers, directors, partners, members, shareholders, employees, agents, affiliates, successors and permitted assigns against any and all losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs, or expenses of whatever kind, including reasonable attorneys’ fees, fees, and the costs of enforcing any right to indemnification under this Agreement and the cost of pursuing any insurance providers, arising out of or relating to any claim or action: (a) relating to Indemnifying Party’s ownership, use, development, or infringement of the Patents, SkinDisc or any Intellectual Property Right associated therewith; (b) alleging that Indemnifying Party breached its agreement with a third party in connection with or related to the Patents, SkinDisc or any Intellectual Property Right associated therewith; (c) relating to a breach or non-fulfillment of any representation, warranty, or covenant under this Agreement; and/or (d) any breach of the terms and conditions of Section 10(b) by any agent of Clyra or BioLargo, including but not limited to, the Clyra/BioLargo Agents.

3.    Transfer of BioLargo Shares. Upon the terms and subject to the conditions of this Agreement, Clyra and/or BioLargo shall transfer, assign and deliver to Scion, all right, title and interest in Two Million (2,000,000) shares of BioLargo common stock (the “BioLargo Shares”), free and clear of any encumbrances. Such transfer shall take place within ten (10) business days of the Effective Date.

4.    Clyra Share Cancellation. As of the Effective Date, Scion has been issued 31,000 shares of Clyra common stock (the “Clyra Shares”), of which 9,300 remain subject to that certain Escrow Agreement dated September 26, 2018, by and between Clyra and Scion (“Escrow Agreement”). Scion hereby agrees to transfer the Clyra Shares to Clyra. Scion shall execute and deliver to Clyra one or more stock powers in the form of Exhibit B to effect the foregoing provisions.

5.    Cancellation of Promissory Note. As of the Effective Date, the promissory note in the principal amount of $1,250,000 issued by Clyra in favor of Scion, dated September 28, 2018 (“Promissory Note”), issued to Scion in connection with the transaction through which Clyra purchased from Scion the SkinDisc intellectual property (the “Transaction”), is hereby cancelled and terminated in its entirety. Neither Scion nor any Scion Member is obligated to return any payment made pursuant to the Promissory Note. Scion hereby forgives all accrued and outstanding interest due on the Promissory Note.

6.    Resignations. As of the Effective Date, Spencer Brown resigns from Clyra’s Board of Directors. Each Scion Member confirms and agrees that he or she no longer holds any Board of Director or officer position with either of Clyra or BioLargo. Scion hereby waives and forever relinquishes any rights to appoint board members to Clyra’s Board of Directors.

7.    Document Terminations.

(a)    Spencer Brown Consulting Agreement. Clyra and Spencer Brown (“Brown”) hereby terminate that certain Consulting Agreement dated September 26, 2018, pursuant to which Brown served as Clyra’s Chief Marketing Officer. Clyra and Brown each hereby waive any right to any amounts due pursuant to the consulting agreement, whether for fees, unreimbursed business expenses, or otherwise.

(b)    Rhodes Consulting Agreement. Clyra and Tanya Rhodes (“Rhodes”) hereby terminate that certain Consulting Agreement dated January 13, 2016, as amended, pursuant to which Rhodes served as Clyra’s Chief Technology Officer. Clyra and Rhodes each hereby waive any right to any amounts due pursuant to the consulting agreement, whether for fees, unreimbursed business expenses, or otherwise.

(c)    Dr. Brock Liden Consulting Agreement. Clyra and Dr. Brock Liden (“Liden”) hereby terminate that certain Consulting Agreement dated July 1, 2016, pursuant to which Liden provided certain consulting services to Clyra. Clyra and Liden each hereby waive any right to any amounts due pursuant to the consulting agreement, whether for fees, unreimbursed business expenses, or otherwise.

(d)    Escrow Agreement. The parties agree that the Escrow Agreement is hereby cancelled and terminated as of the Effective Date, with no further force or effect. The Escrow Agent, as that term is defined in the Escrow Agreement, is hereby relieved of any further obligations under the Escrow Agreement.

8.    Securities held by Scion Members. This Agreement does not affect any Scion Member’s holdings of Clyra common stock, options to purchase Clyra common stock, BioLargo common stock, or options to purchase BioLargo common stock. To the extent any Scion Member holds any such securities, this Agreement does not change the terms thereof, nor require the cancellation, termination, or return of any such securities.

9.    Nondisclosure Agreement. Spencer Brown and Tanya Rhodes each agree to execute a nondisclosure agreement in form and substance as attached hereto as Exhibit C.

10.    Non-Competition. The parties acknowledge that each have acquired confidential and proprietary information regarding the technologies of the other parties, specifically, Clyra and BioLargo with respect to SkinDisc technology, and Scion and the Scion Members with respect to Clyra’s Wound Irrigation Solution and related copper-iodine complex composition. It is the intention of the Parties that each agree not to disclose or utilize such proprietary and confidential information to compete against said products and technologies of the other Party(s).

(a)    For a period of five (5) years following the Effective Date of this Agreement, Scion, and each Scion Member, covenants and agrees not to engage in (i) the manufacture, sale, marketing or distribution of technologies or products containing copper-iodine complex technologies that are the same or substantially similar to Clyra’s Intellectual Property Rights, or the improvement, adjustment, advancement, reverse engineering or replacement thereof, in the fields of wound care, antimicrobial activity, disinfectants, water treatment or odor reduction;. This five (5) year limit shall not apply to Trade Secret Information of BioLargo or Clyra in the possession of Scion and each Scion Member. While such Trade Secret Information of BioLargo or Clyra is maintained by Biolargo and/or Clyra as Trade Secret information, Scion and each Scion Member shall continue to treat such Trade Secret Information of Biolargo or Clyra as a Trade Secret of Biolargo and/or Clyra.

(b)    For a period of five (5) years following the Effective Date of this Agreement, BioLargo, Clyra, and any affiliate of BioLargo or Clyra covenants and agrees not to engage in (i) the use of any technology or products the same or substantially similar to the Patents, SkinDisc or any Intellectual Property Rights directly associated therewith; (ii) the sale or distribution of technology or products that are the same or substantially similar to the Patents, SkinDisc or any Intellectual Property Rights associated therewith; and/or (iii) any formulation, improvement, adjustment, advancement, reverse engineering or replacement of the Patents, SkinDisc or any technology or products that are the same or substantially similar to the Patents, SkinDisc or any Intellectual Property Rights associated therewith. Such restriction applies to any agent of BioLargo or Clyra, including but not limited to the Clyra/BioLargo Agents, who hereby agree to be bound by the terms and conditions of this Section 10(b).

11.    Release by Scion and Scion Members. Except for the obligations set forth in, created by, arising out of or reserved by this Agreement, Scion and the Scion Members, on behalf of themselves, their predecessors, successors, direct and indirect parent companies, direct and indirect subsidiary companies, companies under common control with any of the foregoing, affiliates and assigns and its and their past, present, and future officers, directors, shareholders, interest holders, members, partners, attorneys, trustees, agents, employees, managers, representatives, assigns, and successors in interest, and all persons acting by, through, under, or in concert with them, and each of them (for purposes of this paragraph, “Releasing Parties”), fully and forever release, discharge, and dismiss all claims, demands, actions, causes of action and rights, in law or in equity, in the nature of an administrative proceeding or otherwise (known, unknown, contingent, accrued, inchoate or otherwise), which Releasing Parties have, had, or may have now or in the future against, and agrees not to sue, Clyra, BioLargo, Escrow Agent, and each of its past and present employees, agents, executors, administrators, trustees, attorneys, representatives, assigns, subsidiaries, parents, affiliates, predecessors, successors and related entities (for purposes of this paragraph, collectively, the “Released Parties”, and each individually a “Released Party”), arising out of the Transaction, any contract between any Releasing Party and any Released Party, or the management of and operation of Clyra. Without limiting the foregoing, and subject and subordinate to Clyra’s obligation to deliver the BioLargo Shares as set forth in Section 3 above and any rights of Scion associated therewith, Scion expressly releases Clyra and BioLargo of any obligation to deliver shares of Clyra common stock, or shares of BioLargo common stock, to Scion, in association with its request for redemption of Clyra shares and delivery of BioLargo stock on September 8, 2021, or otherwise.

12.    Release by Clyra and BioLargo. Except for the obligations set forth in, created by, arising out of or reserved by this Agreement, Clyra and BioLargo, on behalf of themselves, their predecessors, successors, direct and indirect parent companies, direct and indirect subsidiary companies, companies under common control with any of the foregoing, affiliates and assigns and its and their past, present, and future officers, directors, shareholders, interest holders, members, partners, attorneys, trustees, agents, employees, managers, representatives, assigns, and successors in interest, and all persons acting by, through, under, or in concert with them,  and each of them (for purposes of this paragraph, “Releasing Parties”), fully and forever release, discharge, and dismiss all claims, demands, actions, causes of action and rights, in law or in equity, in the nature of an administrative proceeding or otherwise (known, unknown, contingent, accrued, inchoate or otherwise), which Releasing Parties have, had, or may have now or in the future against, and agrees not to sue, Scion, the Scion Members, Escrow Agent, and each of its past and present employees, agents, executors, administrators, trustees, representatives, assigns, subsidiaries, parents, Affiliates, predecessors, successors and related entities (for purposes of this paragraph, collectively, the “Released Parties”, and each individually a “Released Party”), arising out of the Transaction, any contract between any Releasing Party and any Released Party, or the management of and operation of Clyra.

13.    Waiver of Statutory Rights. Each of the parties hereby acknowledges that it is familiar with California Civil Code section 1542, which provides as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.

Except as provided for under the terms of this Agreement, each of the parties waives and relinquishes any and all rights that it may have under, or that may be conferred upon it, by the provisions of section 1542 of the California Civil Code, to the fullest extent that it may lawfully waive such rights or benefits pertaining to the subject matter of this Agreement. In connection with such waiver and relinquishment, each of the parties hereto acknowledges that it is aware that it or its attorneys may hereafter discover claims or facts in addition to or different from those which each of them now knows or believes to exist with respect to the subject matter of, or any part of, this Agreement, but that it is the intention of each of the parties hereto to hereby fully, finally and forever waive said claims, whether known or unknown, suspected or unsuspected, that concern, arise out of, or are in any way connected with the Transaction.

14.    Non-Disparagement. Each party herein, including officers, directors, employees, members, and agents of each Party, agrees and covenants that he or she will not at any time, directly or indirectly, make, publish or communicate to any person or entity or in any public forum any defamatory or disparaging remarks, comments, or statements concerning the Scion Members, Scion, BioLargo, Clyra, or their businesses, or any of their employees, officers, directors, shareholders, members, agents, or advisors.

(a)    Each party agrees to provide only the following information upon inquiry as to the reason for the resignation of Brown or Rhodes from Clyra, or the reason for or contents of this Agreement or the terms thereof: “The parties have determined, with respect to SkinDisc, that the time and capital required to finish development, properly protect and advance its intellectual property, and complete any required regulatory processes, would be demanding and potentially interfere with the launch of Clyra’s Bioclynse surgical wash product, and other products in development, and, in light of Scion’s substantial experience in this field, and in the best interest of Clyra shareholders, the parties agreed to transfer the technology back to Scion in accordance with the terms of this Agreement”

15.    Representation and Warranties of Scion. Scion represents and warrants as follows:

(a)    Scion is the owner of the entire right of the Clyra Shares, free and clear of any encumbrances;

(b)    Scion has the corporate and other power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly approved by the managers and members of Scion. This Agreement has been duly executed and delivered on the Scion’s behalf, and constitutes a valid and binding agreement of Scion, enforceable in accordance with its terms. The person signing below on behalf of Scion represents and warrants that he or she has been duly authorized by appropriate corporate action to execute this Agreement for and on behalf of Scion; and

(c)    Neither of the Scion Members, to each of their knowledge, are in possession of property of either of Clyra or BioLargo, in any form, tangible or intangible, specifically including intellectual property such as inventions, know-how, trade secrets and the like, except as acknowledged in Article 10 of this Agreement.

16.    Representation and Warranties of Clyra. Clyra represents and warrants as follows:

(a)    Clyra is the owner of the entire right of the BioLargo Shares, free and clear of any encumbrances;

(b)    Clyra is the owner of the SkinDisc IP and related Intellectual Property Rights, free and clear of any encumbrances;

(c)    Clyra has the corporate and other power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly approved by the board of directors of Clyra. This Agreement has been duly executed and delivered on the Clyra’s behalf, and constitutes a valid and binding agreement of Clyra, enforceable in accordance with its terms. The person signing below on behalf of Clyra represents and warrants that he or she has been duly authorized by appropriate corporate action to execute this Agreement for and on behalf of Clyra; and

(d)    To its knowledge, Clyra is not in the possession of property of Scion, in any form, tangible or intangible, specifically including intellectual property such as inventions, know-how, trade secrets and the like.

17.    Representation and Warranties of BioLargo. BioLargo represents and warrants as follows:

(a)    BioLargo has the corporate and other power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly approved by the board of directors of BioLargo. This Agreement has been duly executed and delivered on the BioLargo’s behalf, and constitutes a valid and binding agreement of BioLargo, enforceable in accordance with its terms. The person signing below on behalf of BioLargo represents and warrants that he or she has been duly authorized by appropriate corporate action to execute this Agreement for and on behalf of BioLargo; and

(b)    To its knowledge, BioLargo is not in the possession of property of Scion, in any form, tangible or intangible, specifically including intellectual property such as inventions, know-how, trade secrets and the like.

18.    BioLargo Shares.

(a)     Scion, and the Scion Members, understand that the BioLargo Shares may only be disposed of pursuant to either (i) an effective registration statement under the Act, or (ii) an exemption from the registration requirements of the Securities Act of 1933, and that BioLargo has neither filed such a registration statement with the SEC or any state authorities, nor agreed to do so, nor contemplates doing so in the future, with respect to the BioLargo Shares, and in the absence of such a registration statement or exemption, the undersigned may have to hold the BioLargo Shares indefinitely and may be unable to liquidate them in case of an emergency.

(b)    Scion and each Scion member covenants and agrees not to sell any portion of the BioLargo Shares in a manner intended to artificially or substantially lower the stock price of BioLargo common shares as traded on the OTCQB (or other exchange). With respect to any holder of BioLargo Shares, and without respect to the sales of another holder of BioLargo Shares, the sale of a number of shares on a particular day that is less than ten percent (10%) of the average volume of shares traded for the five (5) prior trading days shall be a “safe harbor” such that such sales do not violate the foregoing covenant.

19.    Entire Agreement. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties with respect to the subject matter hereof and contains all of the covenants and agreements between the parties with respect to the cancellation of the Clyra Shares, and transfer of the BioLargo Shares. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding on either party.

20.    Attorneys’ Fees and Costs. In the event that any legal proceeding is brought to enforce or interpret any of the rights or obligations under this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements in addition to any other relief to which the prevailing party may be entitled.

21.    Governing Law; Venue. In the event that any action, arising out of or related to this Agreement, is brought by Clyra and/or BioLargo against Scion and/or Scion Members, this Agreement shall be governed by and interpreted in accordance with the laws of the State of Indiana. The parties hereby consent to jurisdiction of the courts of the State of Indiana and of the United States District Court for the Northern District of Indiana for resolution of the claims, differences and disputes, which are the subject of the action brought by Clyra and/or BioLargo. In the event that any action, arising out of or related to this Agreement, is brought by Scion and/or Scion Members against Clyra and/or BioLargo, this Agreement shall be governed by and interpreted in accordance with the laws of the State of California. The parties hereby consent to jurisdiction of any state or federal court sitting in Orange County, California, for the resolution of claims, differences and disputes, which are the subject of the action brought by Scion and/or Scion Members. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED IN CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

22.    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the parties have executed this agreement on the day and year first indicated above.

Clyra Medical Technologies, Inc. /s/Steven V Harrison By: Steven V. Harrison, President Date signed: March 1, 2022	BioLargo, Inc. /s/Dennis P Calvert By: Dennis P. Calvert, President Date signed: March 1, 2022

Scion Solutions, LLC /s/Spencer Brown By: Spencer Brown, Manager Date signed: March 2, 2022

Scion Member /s/Spencer Brown Spencer Brown Date signed: March 2, 2022	Scion Member /s/Tanya Rhodes Tanya Rhodes, individually, and on behalf of Rhodes & Associates, Inc. Date signed: March 3, 2022

Scion Member /s/Dr. Brock Liden Brock Liden Date signed: March 1, 2022	Scion Member /s/Joe Almasy Joe Almasy Date signed: March 3, 2022

For the limited purposes stated in Section 1 and Section 10(b) of this Agreement:

Clyra/BioLargo Agent /s/Douglas J Morgan ______________________ Douglas Morgan Date signed: March 1, 2022	Clyra/BioLargo Agent /s/Andrew Filler ______________________ Andrew Filler Date signed: February 28, 2022

Clyra/BioLargo Agent /s/Steve Harrison ______________________ Steven Harrison Date signed: March 1, 2022

-Signature Page-

Exhibit A

Intellectual Property ASSIGNMENT AGREEMENT

This Intellectual Property Assignment Agreement (this “IP Assignment”), dated this 1st day of March, 2022 (“Effective Date”), is made by Clyra Medical Technologies, Inc., a California corporation (“Assignor”), in favor of Scion Solutions, LLC, an Indiana limited liability company (“Assignee”), pursuant to the terms and conditions of that certain agreement, by and among Assignor, Assignee and BioLargo, Inc., dated even herewith (“Agreement”).

RECITALS

WHEREAS, among other things, under the terms of the Agreement, Assignor has conveyed, transferred, and assigned to Assignee certain intellectual property of Assignor and has agreed to execute and deliver this IP Assignment, for recording with the United States Patent and Trademark Office for the patent applications identified in Schedule 1 hereto and the trademark application identified in Schedule 2 hereto, along with any corresponding entities or agencies in any applicable jurisdictions;

WHEREAS, any term used within this IP Agreement shall have the meaning set forth in the Agreement if not otherwise defined herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties and intending to be legally bound hereby, the parties agree as follows:

AGREEMENT

1.    ASSIGNMENT.  For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby irrevocably conveys, transfers, and assigns to Assignee, and Assignee hereby accepts, all of Assignor’s right, title, and interest in and to the following (the “Assigned IP”):

1.1.    The patents and patent applications set forth on Schedule 1 hereto and all issuances, divisions, continuations, continuations-in-part, reissues, reinstatements, revivals, extensions, reexaminations, and renewals thereof;

1.2.    The trademark application set forth on Schedule 2 hereto and all issuances, extensions, and renewals thereof, together with the goodwill of the business connected with the use of, and symbolized by, the Trademarks;

1.3.    Any and all common law trademark rights in and to SkinDisc and any logos used therewith, together with the goodwill of the business connected with the use of, and symbolized by said common law usage;

1.4.    all rights of any kind whatsoever of Assignor accruing under any of the foregoing provided by applicable law of any jurisdiction, by international treaties and conventions, and otherwise throughout the world;

1.5.    any and all royalties, fees, income, payments, and other proceeds now or hereafter due or payable with respect to any and all of the foregoing; and

1.6.    any and all claims and causes of action with respect to any of the foregoing, whether accruing before, on, or after the date hereof, including all rights to and claims for damages, restitution, and injunctive and other legal and equitable relief for past, present, and future infringement, dilution, misappropriation, violation, misuse, breach, or default, with the right but no obligation to sue for such legal and equitable relief and to collect, or otherwise recover, any such damages.

Exhibit A

2.    RECORDATION AND FURTHER ACTIONS. Assignor hereby authorizes the Commissioner for Patents and the Commissioner for Trademarks in the United States Patent and Trademark Office and the officials of corresponding entities or agencies in any applicable jurisdictions to record and register this IP Assignment upon request by Assignee. Following the date hereof, upon Assignee’s request, Assignor shall take such steps and actions, and provide such cooperation and assistance to Assignee and its successors, assigns, and legal representatives, including the execution and delivery of any affidavits, declarations, oaths, exhibits, assignments, powers of attorney, or other documents, as may be necessary to effect, evidence, or perfect the assignment of the Assigned IP to Assignee, or any assignee or successor thereto.

3.    MAINTENANCE OF IP. Assignor hereby agrees to make all necessary filings to maintain the IP until Assignee receives the Recordation of Assignment from the United States Patent and Trademark Office Assignment Branch for the IP listed on Schedule 1 and Schedule 2 hereto. This provision includes, but is not limited to, making the necessary Statement of Use filing before the non-extendable deadline of March 12, 2022 for the trademark application listed on Schedule 2 hereto.

4.    TERMS OF THE AGREEMENT. The parties hereto acknowledge and agree that this IP Assignment is entered into pursuant to the Agreement, to which reference is made for a further statement of the rights and obligations of Assignor and Assignee with respect to the Assigned IP. The representations, warranties, covenants, agreements, and indemnities contained in the Agreement shall be supplemented and shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein.

5.    COUNTERPARTS. This IP Assignment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed one and the same agreement. A signed copy of this IP Assignment delivered by facsimile, e-mail, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this IP Assignment.

6.    SUCCESSORS AND ASSIGNS. This IP Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

7.    CHOICE OF LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. This IP Assignment shall be governed by and construed under and the rights of the parties determined in accordance with the Laws of the State of Indiana (without reference to the choice of law provisions of the State of Indiana). Except as otherwise provided in this IP Assignment, any proceeding or litigation arising out of or relating to this IP Assignment shall be brought in the courts of the State of Indiana, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such proceeding or litigation, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of such proceeding or litigation shall be heard and determined only in any such court, and agrees not to bring any proceeding or litigation arising out of or relating to this IP Assignment hereunder in any other court. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED IN CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS IP ASSIGNMENT OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

Exhibit A

8.    AMENDMENT AND MODIFICATIONS; NO WAIVER. This IP Assignment may only be amended, modified, or supplemented in writing signed by each party. No waiver of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this IP Assignment shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

[Signature page follows]

Exhibit A

IN WITNESS WHEREOF, Assignor and Assignee have caused this IP Assignment to be executed as of the day and year first above written.

Clyra Medical Technologies, Inc.

By:

Name:	Steve V. Harrison

Title:	President

STATE OF		)
)
COUNTY OF		)

Subscribed and sworn to before me in this _____ day of ___________, 2022, by _________________, proved to me on a basis of satisfactory evidence to be the person who appeared before me whose name is subscribed to the foregoing instrument, who, being duly sworn, did depose and say that he or she executed the foregoing instrument as an authorized representative of _______________________, the California corporation described in the instrument.

Notary Public

Name:
Commission Expires:

Exhibit A

BioLargo, Inc., a Delaware corporation, hereby consents to, ratifies and agrees to the forgoing IP Assignment, and specifically agrees to take such steps or actions, as may be necessary to accomplish the intent and effect of the foregoing IP Assignment:

BioLargo, Inc.

By: ____________________________________

Name: Dennis P. Calvert

Title: President

The following agents of Clyra Medical Technologies, Inc. and BioLargo, Inc. hereby consent to, ratify and agree to the forgoing IP Assignment, and specifically agree to take such steps or actions, as may be necessary to accomplish the intent and effect of the foregoing IP Assignment:

____________________________________

Douglas Morgan

____________________________________

Andrew Filler

____________________________________

Steven Harrison

Exhibit A

Scion Solutions, LLC

By:

Name:

Title:

STATE OF	)
)
COUNTY OF	)

Subscribed and sworn to before me in this _____ day of ___________, 2022, by _________________, proved to me on a basis of satisfactory evidence to be the person who appeared before me whose name is subscribed to the foregoing instrument, who, being duly sworn, did depose and say that he or she executed the foregoing instrument as an authorized representative of _______________________, the Indiana limited liability company described in the instrument.

Notary Public

Name:
Commission Expires:

Exhibit A

Schedule 1

TITLE	APPLN NO.	FILED	PATENT PUBLICATION NO.	PUBLICATION DATE	CURRENT OWNER
Systems and Methods for Treating a Wound with Wound Packing	15/620,531	06/12/2017	US-2017-0354754-A1	12/14/2017	Clyra Medical Technologies, Inc.
Systems and Methods for Treating a Wound with Wound Packing	16/798,180	02/21/2020	US-2020-0390930-A1	12/17/2020	Clyra Medical Technologies, Inc.
Systems and Methods for Treating a Wound with a Wound Packaging	62/348,698	06/10/2016	N/A	N/A	Clyra Medical Technologies, Inc.

Exhibit A

Schedule 2

RECORD OWNER	TRADEMARK	COUNTRY	SERIAL NO.	FILING DATE	STATUS
Clyra Medical Technologies Inc.	SKINDISC	UNITED STATES	88069988	08/08/2018	Allowed

Exhibit A

Exhibit B

Stock Power

FOR VALUE RECEIVED, the undersigned hereby sell, assign and transfer to:

CLYRA MEDICAL TECHNOLOGIES, INC.

All shares of the common stock of Clyra Medical Technologies, Inc. standing in the name of the undersigned on the books of said company, including those shares held in escrow in accordance with that certain Escrow Agreement dated September 26, 2018, by and between Scion Solutions, LLC, and Clyra Medical Technologies, Inc.

The undersigned does hereby irrevocably constitute and appoint John R. Browning, attorney, to transfer said stock on the books and records of said company.

Scion Solutions, LLC

By:
	Spencer Brown, Manager	Date signed

Exhibit B

Exhibit C-1

Non-Disclosure Agreement

(Tanya Rhodes)

This Nondisclosure Agreement (“Agreement”) dated as of ________________, is entered in by and between BioLargo, Inc., a Delaware corporation, Clyra Medical Technologies, Inc., and affiliated entities (collectively, the “Company”) and Tanya Rhodes (the “Recipient”). The Company and the Recipient are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

1.    Background. The Recipient has provided consulting and other services to the Company since 2012, has been intimately involved in the development of the Company’s technologies, and was a member of Clyra’s board of directors from September 2018 through March 2021. In such roles, Recipient has acquired confidential and proprietary information of BioLargo, Clyra and its affiliated companies.

2.    “Confidential Information” means any non-public confidential or proprietary information of the Company, including without limitation prototypes, designs, ideas, inventions, know-how, production methods and techniques, safety tests and results, trade secrets and any other technical or scientific information; information about the Company’s business, prospects, plan of operations, budgets, financial forecasts, non-published results of operations, customer and prospective customer lists, identity of strategic partners and prospects, and any other business or financial information. Confidential Information shall not, however, include any information which the Recipient can reasonably establish: (i) was publicly known and made generally available in the public domain prior to the time of disclosure to the Recipient by the Company; (ii) becomes publicly known and made generally available after disclosure to the Recipient by the Company through no action or inaction of the Recipient: (iii) is obtained by Recipient on a non-confidential basis from a third party that, to Recipient’s knowledge, was not contractually restricted from disclosing such information; (iv) was in Recipient’s or Scion Solutions, LLC’s (“Scion”) or its representatives’ possession before Company’s disclosure hereunder; (v) was previously or was independently known or developed by Recipient or Scion or its representatives without using any Confidential Information; and/or (vi) otherwise relates to the Assigned IP, as defined by that certain IP Assignment Agreement, dated even herewith, between Clyra Medical Technologies, Inc. and Scion (the “Assignment”).

3.    Non-use and Nondisclosure. The Recipient agrees not to use any Confidential Information for any purpose. The Recipient agrees not to disclose any Confidential Information to third parties.

4.    Term. This Agreement shall survive until such time as all Confidential Information disclosed hereunder becomes publicly known and made generally available through no action or inaction of the Recipient.

Exhibit C-1

5.    Return of Materials. The Recipient represents and warrants that she has returned to the Company all Confidential Information, and deleted any electronic files containing Confidential Information from her computer and electronic devices, including email attachments.

6.    Remedies. The Parties acknowledge that money damages may not be a sufficient remedy for any breach of this Agreement and that the Company shall be entitled to seek specific performance and injunctive or other equitable relief as a remedy for any such breach. Such remedies shall not be deemed to be the exclusive remedy for breach of this Agreement, but shall be in addition to all other remedies that may be available at law or equity. The prevailing party shall be entitled to recover its reasonable and actual attorney and expert fees in any suit arising out of the rights or obligations set forth in this Agreement, including a suit for equitable relief as set forth in this Section.

7.    “Affiliate” means any corporation, association, other entity or other person that directly or indirectly controls, is controlled by, or is under common control with a Party, either currently or during the term of this Agreement, and shall additionally include any employee, officer, director, attorney, consultant or other agent of the Recipient or Affiliate.

8.    Permitted Disclosures. Notwithstanding anything contained in this Agreement to the contrary, if the Recipient is required by subpoena, court order, or similar process or applicable governmental regulation to disclose any Confidential Information, the Parties agree that the Recipient will provide the Company with prompt notice of such request or obligation so that the Company may seek an appropriate protective order or procedure if it elects to do so. If the Company does not obtain an appropriate protective order or procedure by the time that such disclosure is reasonably required, the Recipient or such Affiliate shall be permitted to make such disclosure. Notwithstanding anything contained in this Agreement to the contrary, Recipient may disclose Confidential Information, to the extent necessary to establish or protect Scion’s rights pursuant to the Assignment or any other agreement between Scion and Company.

9.    Miscellaneous. This Agreement shall bind and inure to the benefit of the Parties hereto and their successors and assigns. This Agreement may not be assigned by the Recipient. This Agreement shall be governed by the laws of the State of Florida, without reference to conflict of laws principles. The Parties shall bring any actions or proceedings in connection with this Agreement and the subject matter hereof only in the Federal or state courts in the State of Florida. This Agreement contains the entire understanding between the Parties with respect to the subject matter hereof. Any failure to enforce any provision of this Agreement shall not constitute a waiver thereof or of any other provision hereof. This Agreement may not be amended, nor any obligation waived, except by a writing signed by the Parties hereto.

IN WITNESS WHEREOF, the parties have duly executed this Nondisclosure Agreement as of the date first set forth above.

Exhibit C-1

Exhibit C-2

Non-Disclosure Agreement

(Spencer Brown)

This Nondisclosure Agreement (“Agreement”) dated as of ________________, is entered in by and between BioLargo, Inc., a Delaware corporation, Clyra Medical Technologies, Inc., and affiliated entities (collectively, the “Company”) and Spencer Brown (the “Recipient”). The Company and the Recipient are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

1.    Background. The Recipient has provided consulting and other services Clyra since 2018, and was a member of Clyra’s board of directors from September 2018 through December 31, 2021. In such roles, Recipient has acquired confidential and proprietary information of BioLargo, Clyra and its affiliated companies.

2.    “Confidential Information” means any non-public confidential or proprietary information of the Company, including without limitation prototypes, designs, ideas, inventions, know-how, production methods and techniques, safety tests and results, trade secrets and any other technical or scientific information; information about the Company’s business, prospects, plan of operations, budgets, financial forecasts, non-published results of operations, customer and prospective customer lists, identity of strategic partners and prospects, and any other business or financial information. Confidential Information shall not, however, include any information which the Recipient can reasonably establish: (i) was publicly known and made generally available in the public domain prior to the time of disclosure to the Recipient by the Company; (ii) becomes publicly known and made generally available after disclosure to the Recipient by the Company through no action or inaction of the Recipient: (iii) is obtained by Recipient on a non-confidential basis from a third party that, to Recipient’s knowledge, was not contractually restricted from disclosing such information; (iv) was in Recipient’s or Scion Solutions, LLC’s (“Scion”) or its representatives’ possession before Company’s disclosure hereunder; (v) was previously or was independently known or developed by Recipient or Scion or its representatives without using any Confidential Information; and/or (vi) otherwise relates to the Assigned IP, as defined by that certain IP Assignment Agreement, dated even herewith, between Clyra Medical Technologies, Inc. and Scion (the “Assignment”).

3.    “Non-use and Nondisclosure. The Recipient agrees not to use any Confidential Information for any purpose. The Recipient agrees not to disclose any Confidential Information to third parties.

4.    Term. This Agreement shall survive until such time as all Confidential Information disclosed hereunder becomes publicly known and made generally available through no action or inaction of the Recipient.

Exhibit C-2

5.    Return of Materials. The Recipient represents and warrants that he has returned to the Company all Confidential Information, and deleted any electronic files containing Confidential Information from her computer and electronic devices, including email attachments.

6.    Remedies. The Parties acknowledge that money damages may not be a sufficient remedy for any breach of this Agreement and that the Company shall be entitled to seek specific performance and injunctive or other equitable relief as a remedy for any such breach. Such remedies shall not be deemed to be the exclusive remedy for breach of this Agreement, but shall be in addition to all other remedies that may be available at law or equity. The prevailing party shall be entitled to recover its reasonable and actual attorney and expert fees in any suit arising out of the rights or obligations set forth in this Agreement, including a suit for equitable relief as set forth in this Section.

7.    “Affiliate” means any corporation, association, other entity or other person that directly or indirectly controls, is controlled by, or is under common control with a Party, either currently or during the term of this Agreement, and shall additionally include any employee, officer, director, attorney, consultant or other agent of the Recipient or Affiliate.

8.    Permitted Disclosures. Notwithstanding anything contained in this Agreement to the contrary, if the Recipient is required by subpoena, court order, or similar process or applicable governmental regulation to disclose any Confidential Information, the Parties agree that the Recipient will provide the Company with prompt notice of such request or obligation so that the Company may seek an appropriate protective order or procedure if it elects to do so. If the Company does not obtain an appropriate protective order or procedure by the time that such disclosure is reasonably required, the Recipient or such Affiliate shall be permitted to make such disclosure. Notwithstanding anything contained in this Agreement to the contrary, Recipient may disclose Confidential Information, to the extent necessary to establish or protect Scion’s rights pursuant to the Assignment or any other agreement between Scion and Company.

9.    Miscellaneous. This Agreement shall bind and inure to the benefit of the Parties hereto and their successors and assigns. This Agreement may not be assigned by the Recipient. This Agreement shall be governed by the laws of the State of Indiana, without reference to conflict of laws principles. The Parties shall bring any actions or proceedings in connection with this Agreement and the subject matter hereof only in the Federal or state courts in the State of Indiana. This Agreement contains the entire understanding between the Parties with respect to the subject matter hereof. Any failure to enforce any provision of this Agreement shall not constitute a waiver thereof or of any other provision hereof. This Agreement may not be amended, nor any obligation waived, except by a writing signed by the Parties hereto.

IN WITNESS WHEREOF, the parties have duly executed this Nondisclosure Agreement as of the date first set forth above.

Exhibit C-2